Exhibit 10.64(a)

Amendment No. 1 to

Third Amended and Restated 10% Convertible Note

This Amendment No. 1 to Third Amended and Restated 10% Convertible Note effective June 18, 2021 between Cell Source, Inc. (the “Company”) and Darlene Soave (the “Lender”) is effective as of this 31st day of December 2021 except as otherwise provided below;

WHEREAS, the Company has previously issued to the Lender an 8% Convertible Note effective October 28, 2019 (the “Original Note”) that was subsequently amended by various amendments, including the Third Amended and Restated 10% Convertible Note (the “Third Amended and Restated Note”) in the principal amount of up to $6,000,000 dated and effective as of June 18, 2021;

WHEREAS, the Company and the Lender wish to extend the Maturity Date of the Third Amended and Restated Note and retroactively amend the Maturity Date of the Original Note, as amended by the amendments thereto;

NOW THEREFORE, the Company and the Lender hereby agree as follows:

1.	Extension of Maturity Date. The Maturity Date of the Note is hereby extended until October 28, 2022.

2.	Amendment of Section 1.1. Section 1.1 of the Note is hereby amended and restated to read in its entirety as follows:

Section 1.1. Interest. Interest shall accrue daily from the date of each Advance at a rate equal to ten percent (10%) per annum and shall be payable, at the Company’s option, either in cash or as payment-in-kind in shares of the Company’s Common Stock, on the Maturity Date or, if the Lender elects to convert this Note in accordance with Section 2.2 below, on the Optional Conversion Date (as defined below) with respect to the Principal Amount being converted. If the Company elects to pay interest in shares of the Company’s Common Stock, the number of shares issuable shall be determined by diving the dollar value of the interest being paid by $0.75 (as such amount shall be equitably adjusted to give effect to stock splits, stock dividends and similar transactions).

3.	Amendment to Section 2.1. Section 2.1 of the Note is hereby amended and restated to read in its entirety as follows:

Section 2.1. Optional Conversion. During the period commencing on the date that the Company first issues any shares of its Series B Convertible Preferred Stock (the “Series B Stock”) and ending on the day before the Maturity Date, the Lender shall have the right to convert all or a part of the outstanding Principal Amount of this Note into fully paid and non-assessable shares of Series B Stock at a conversion price of $7.50 per share (the “Conversion Price”). The number of shares of Series B Stock to be issued upon conversion shall be determined by dividing the Principal Amount being converted by the Conversion Price. Promptly after the surrender of this Note, accompanied by a Conversion Notice in the form attached hereto as Exhibit 1, properly completed and duly executed by the Lender (a “Conversion Notice”), the Company shall issue and deliver to the Lender the number of shares of Series B Stock issuable upon the conversion and, if less than the entire Principal Amount of the Note is being converted, a replacement Note setting forth the then outstanding Principal Amount. The date that the Conversion Notice is delivered by the Lender to the Company shall be referred to herein as the “Optional Conversion Date.”

4.	Retroactive Amendment of Maturity Dates- The Maturity Date of October 31, 2020 set forth the Original Note is hereby retroactively amended to be October 28, 2020 effective as of the date of the initial Advance thereunder and the Maturity Date of October 31, 2021 set forth in certain subsequent amendments is hereby retroactively amended to be October 28, 2021 effective as of the respective effective dates of such amendments and ending, in the case of the Third Amended and Restated Note, on December 30, 2021.

5.	Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Note.

6.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of this shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of December 31, 2021

COMPANY

Cell Source, Inc.

By:	/s/ Itamar Shimrat
Name:	Itamar Shimrat
Title:	President and Chief Executive Officer

LENDER

/s/ Darlene Soave
Darlene Soave